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                                                                    EXHIBIT 4.4

                         FORT WAYNE NATIONAL CORPORATION
                            1985 STOCK INCENTIVE PLAN
                                 (1991 Edition)

                                    Section 1
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                                     General
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1.1      EFFECTIVE DATE AND PURPOSE. Fort Wayne National Corporation, an Indiana
         corporation, ("FWNC") has established the FORT WAYNE NATIONAL CORPORATION 1985 STOCK INCENTIVE PLAN (the "Plan") effective as of January 15, 1985, (the "Effective Date"), subject to approval of the Plan at the 1985 Annual Meeting of FWNC shareholders by the holders of a majority of the shares of FWNC stock entitled to vote at that meeting. The purpose of the Plan is to promote the long-term financial performance of FWNC by (a) attracting and retaining executive and other key employees of FWNC and its Subsidiaries (as defined in subsection 2.1) who possess outstanding abilities with incentive compensation opportunities which are competitive with those of other major banking corporations; (b) motivating such employees to further the long-range goals of FWNC; and (c) furthering the identity of interests of participating employees and FWNC shareholders through opportunities for increased employee ownership of FWNC common stock.

1.2 PLAN ADMINISTRATION. The Plan shall be administered by the Committee (as described below). In addition to those rights, duties and powers vested in the Committee by other provisions of the Plan, the Committee shall have sole authority to:

         (a)      interpret the provisions of the Plan;

         (b) adopt, amend and rescind rules and regulations for the administration of the Plan;

         (c) impose such limitations, restrictions and conditions upon grants and awards under the Plan as it shall deem appropriate; and

         (d) make all other determinations deemed by it to be necessary or advisable for the administration of the Plan;

                                   Exhibit 4A

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         provided that the Committee shall exercise its authority in accordance with the provisions of the Plan. The Committee may not exercise its authority at any time that it has fewer than three members. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a writing without a meeting.

                At any date, the members of the Committee shall be those members of the Salary Review Committee of the Board of Directors of FWNC who are Disinterested Persons, that is those members not eligible and who have not been eligible within one year preceding that date to participate in the Plan or any other plan of FWNC or a Subsidiary under which stock options or stock appreciation rights of FWNC or a Subsidiary are granted. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members, and appoint new members in substitution, but in all events such new members shall be Disinterested Persons.

1.3 SHARES AVAILABLE. The sum of the number of shares of FWNC common stock for which Incentive Stock Options ("ISOs') and Non-Qualified Stock Options ("NQSOs") (both as defined in subsection 3.1) may be granted may not exceed 500,000. If all or a portion of an ISO or NQSO expires or is terminated without having been exercised in full and without having been surrendered to exercise any related Stock Appreciation Right ("SAR") (as defined in subsection 4.1) then the number of shares which are forfeited or not purchased shall again be available for purposes of making grants under this Plan. The shares of FWNC common stock delivered pursuant to the Plan shall be authorized but unissued shares or reacquired shares held by FWNC as treasury shares (including shares purchased in the open market). In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of FWNC which affects the FWNC common stock, appropriate adjustment, as determined by the Board of Directors of FWNC (or its successor), shall be made with respect to the number and kinds of shares (or other securities) which may thereafter be awarded or by subject to options under the Plan. Agreements evidencing grants and awards under the Plan shall be subject to and shall provide for appropriate adjustments, as determined by the Board of Directors of FWNC (or its successor) in the event of such changes in the corporate structure or capitalization of FWNC occurring after the date of grant or award. (This Section amended effective April 24, 1989, upon approval by shareholders of FWNC)

1.4 TERM, AMENDMENT AND TERMINATION OF PLAN. Grants and awards may not be made under the Plan after the earlier of January

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         14, 1995 or the termination date of the Plan. The Board of Directors of
         FWNC may amend or terminate the Plan at any time except that, without the approval of the holders of a majority of FWNC stock entitled to vote at a duly held meeting of such shareholders, the Board may not:

         (a) increase the number of shares of common stock which may be issued under the Plan, except as provided in subsection 1.3;

         (b) reduce the minimum option price under any stock option, except as provided in subsection 1.3;

         (c) increase the maximum period during which Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights may be exercised;

         (d)      extend the term of the Plan; and

         (e)      amend the standards for participation described in Section 2.

                  In addition, the Committee may amend or modify any outstanding option in any manner to the extent that the Committee would have had the authority to initially grant such options as so modified or amended, including without limitation, to change the date or dates as of which an option becomes exercisable. Provided, no modification shall be permitted where such modification would be considered as the granting of a new option.

                  Amendment or termination of the Plan shall not affect the validity of terms of any grant or award previously made to a Participant in any way which is adverse to the Participant without the consent of the Participant.

1.5 COMPLIANCE WITH APPLICABLE LAW. The Committee may postpone any exercise of an ISO, NQSO or SAR for such time as the Committee in its discretion may deem necessary in order to permit FWNC (a) to effect or maintain registration of the Plan or common stock issuable pursuant to the Plan under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction; (b) to take any action necessary to comply with restrictions or regulations incident to the maintenance of a public market for FWNC common stock; or (c) to determine that no action referred to in (a) or (b) above needs to be taken. FWNC shall not be obligated to issue shares upon exercise of an ISO, NQSO or SAR in violation of any law or regulation. Any such postponement shall not extend the term of an ISO, NQSO or SAR. Neither FWNC nor its directors or officers shall have any obligation or liability to any Participant (or successor

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         in interest) because of the loss of rights under any grant or award under the Plan due to postponements pursuant to this subsection.

l.6 WITHHOLDING TAXES. FWNC and its Subsidiaries shall have the right to deduct from any cash payment made pursuant to the Plan the amount of any tax required by law to be withheld from that payment. FWNC and its Subsidiaries shall have the right to require payment, in cash or in equivalent value in FWNC common stock, to them from any person entitled to receive FWNC common stock pursuant to the Plan of the amount of any tax required by law to be withheld with respect to that stock prior to its delivery. (This Section amended effective February 21, 1989).

                                    Section 2
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                               Plan Participation
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2.1      PARTICIPATION DESIGNATIONS. The Committee may, at any time, designate any officer or key employee of FWNC or of a Subsidiary to be a Participant. For purposes of the Plan, the term "Subsidiary" means any corporation of which, at any date, FWNC owns directly, or indirectly through an unbroken chain of subsidiary corporations, stock possession 50 percent or more of the total combined voting power of all classes of stock of that corporation. The term Subsidiary shall specifically include Fort Wayne National Bank, a national banking association.

2.2 PARTICIPATION IS NOT A CONTRACT OF EMPLOYMENT. The Plan does not constitute a contract of employment. Participating in the Plan does not give any employee the right to be retained in the employ of FWNC or a Subsidiary and does not limit in any way the right of FWNC or a Subsidiary to change the duties or responsibilities of any employee.

                                    Section 3
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                                  Stock Options
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3.1      GRANTEES. The Committee may, at any time, designate a Participant to receive an Incentive Stock Option or Non-Qualified Stock option (each as defined below) whether or not the Participant has previously received a grant under the Plan. For purposes of the Plan, the term "Incentive Stock Option" means an option to purchase FWNC common stock which meets the requirements of section 422A(b) of the Internal Revenue Code of 1954, as amended (the "Code") and the term "Non-Qualified Stock Option" means an option to

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         purchase FWNC common stock which is not an Incentive Stock Option. Each
         ISO and NQSO granted under the Plan shall be evidenced by an agreement between the Participant and FWNC. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan. A Participant shall not have any rights of a shareholder of FWNC common stock with respect to shares subject to an ISO or NQSO until such shares are purchased on exercise of the option.

3.2 NUMBER OF SHARES 0PTIONED AND OPTION PRICE. The Committee shall, subject to the limitations of subsection 1.3 and this Section 3, determine the number of shares of FWNC common stock which may be purchased and the option price of each share on exercise of each ISO and NQSO granted under the Plan. To the extent that the aggregate Fair Market Value of stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such options shall be treated as NQSOs. The foregoing limitation shall be applied by taking options into account in the order in which they were granted. Provided, in the event and the extent limits on the maximum number of shares for which ISOs may be granted under Section 422A(b) shall be increased, the maximum number of shares or amount for which ISOs may be granted under this Plan and other plans shall be similarly increased. The option price of each share under an ISO or NQSO shall not be less than 100 percent of the Fair Market Value of a share of FWNC common stock on the date the option is granted. For purposes of the Plan, the term "Fair Market Value" means the mean of the bid and ask price of a share of stock in the Company, as quoted in the over-the-counter market at the date of grant, or, in the event the stock was not traded on such date, on the first date that the stock was so traded which next precedes the date as of which the determination is being made. (This Section amended effective with respect to options granted after December 31, 1986)

3.3 EXERCISE OF OPTIONS AND PAYMENTS. Each ISO and NQSO shall become exercisable in full at such time, or in such portions at such times, as the Committee determines, subject to the following provisions of this subsection 3.3. No ISO or NQSO granted to a Participant shall be exercisable prior to the first anniversary of the date that the Option was granted except, in the discretion of the Committee, if the Participant's employment with FWNC and all of its Subsidiaries terminates by reason of death, Disability (as defined in section 37(c)(3) of the Code) or retirement (as described in subsection 3.4(d)). No ISO granted to a Participant prior to January 1, 1987 shall be exercisable until all Incentive Stock Options previously granted to that Participant by FWNC or a Subsidiary have been exercised in

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         full or terminated by reason of lapse of time. During any period that an ISO or NQSO is exercisable, it may be exercised by delivering a written notice to FWNC at its principal office by registered or certified mail stating the number of shares with respect to which the Option is being exercised and specifying a date not less than five nor more than 15 days after the receipt of such notice on which the shares will be taken up and payment made therefore. Payment may be made in (a) cash, or (b) in the event the Committee shall so authorize such an exchange, in shares of FWNC common stock with an aggregate Fair Market Value as of the close of trading on the trading day immediately preceding the date of exercise equal to the purchase price, or in any combination of cash and, if authorized by the Committee, such shares. (This Section amended effective with respect to options granted after December 31, 1986) (This Section also amended relevant to determination of Fair Market Value effective June 18, 1991)

3.4 TERMINATION OF OPTIONS. Each ISO and NQSO shall terminate and not be exercisable after the date determined by the Committee which date shall not be later than the earliest of (a) the tenth anniversary of the date that the option was granted; (b) the date the Participant's employment with FWNC and all Subsidiaries terminates for reasons other than described in (c) or (d) next following; (c) the first anniversary of the date the Participant's employment with FWNC and all Subsidiaries terminates on account of death or Disability; or (d) the first anniversary of the Participant's retirement, as approved by the Committee, from employment by FWNC or a Subsidiary. Exercise of an option pursuant to Section 3.4(d) more than three (3) months after termination of employment shall not qualify for ISO tax treatment in the hands of the Participant.

3.5 TRANSFERABILITY. Each ISO and NQSO granted to a Participant may not be transferred by the Participant except by will or the laws of descent and distribution, and may be exercisable during the Participant's lifetime only by the Participant.

3.6 CHANGE IN CONTROL. Notwithstanding any to the contrary contained herein, any stock option granted pursuant to the Plan shall, in the case of a change in control ("Change in Control"), as hereinafter defined, become fully exercisable as to all shares of stock from and after the date of such Change in Control and shall, subject to the provisions of Section 3.4(a), above, remain exercisable for a period of three (3) months following the employee's termination of employment with the FWNC of its Subsidiary, Fort Wayne National Bank, if said termination occurs within six (6) months after the date of the Change in Control.

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         The term "Change in Control" shall mean a change in Control of a nature such that (1) it would be required to be reported by a period or entity subject to the reporting requirements of Section 14(a) of the Securities Exchange Act of 1934 in response to item 5(f) of Schedule
         14A of Regulation 14A, or successor provisions thereto, as in effect on the date hereof, (2) a "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 issued under the Securities Exchange Act), directly or indirectly, of securities of FWNC or its Subsidiary, Fort Wayne National Bank, representing in excess of thirty percent (30%) of the voting securities of FWNC or its Subsidiary, Fort Wayne National Bank, then outstanding, followed by the election by said person or group of one or more representatives to the Board of Directors of FWNC or its Subsidiary, Fort Wayne National Bank;
         (3) a person or group, as hereinabove defined, is or becomes the beneficial owner, directly or indirectly, of securities of FWNC or its Subsidiary, Fort Wayne National Bank, representing in excess of fifty percent (50%) of the voting securities of FWNC or its Subsidiary, Fort Wayne National Bank, then outstanding, whether or not followed by the election by said person or group of one or more representatives to the Board of Directors of FWNC or its Subsidiary, Fort Wayne National Bank; or (4) any other event, including but not limited to those set forth in paragraphs (1) through (3) above, which shall have the effect of placing control of the business and affairs of FWNC or its Subsidiary, Fort Wayne National Bank, in a person or group as hereinabove defined, other than or different from the present stockholders of FWNC or its Subsidiary, Fort Wayne National Bank. Provided, no Change in Control shall be deemed to have occurred for purposes of this Plan if a majority of the members of the Board of Directors of Fort Wayne national corporation approves the events which would otherwise constitute a change of control within thirty (30) days thereof.

                                    Section 4
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                            Stock Appreciation Rights
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4.1      GRANTEES. The Committee may, at the time a stock option is granted under Section 3 to a Participant or at any time thereafter, designate that Participant to be granted, in conjunction with that stock option, a Stock Appreciation Right (as defined below). No Stock Appreciation Right may be granted in conjunction with a previously granted ISO without the written consent of the affected Participant.

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         For purpose of the Plan, the term "Stock Appreciation Right" means a right to surrender all or a portion of a stock option and receive, in exchange, payment of an amount no greater than the excess of the Fair Market Value (as defined in subsection 3.2) of one or more shares of FWNC common stock determined on the date the right is exercised over the Fair Market Value of the same number of shares of FWNC common stock determined on the date the related stock option was
         granted. Each SAR granted under        the Plan shall be evidenced by
         an agreement between the Participant and FWNC. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

4.2 TERMS OF SARs. The Committee shall determine the number of shares of FWNC common stock and the percentage (not more than 100 percent) or maximum amount of the increase in Fair Market Value of those shares over the relevant period upon which payment of each SAR at exercise shall be based. Each SAR may be exercisable at any date with respect to no more than the number of shares for which the related stock option is exercisable on that date. Each SAR issued in conjunction with an ISO may be exercisable only when there has been an increase in Fair Market Value of the shares over the relevant period. If a Participant to whom an SAR has been granted is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, impose such conditions and limitations to such SAR as the Committee deems necessary or desirable for the Participant to comply with or obtain an exemption from such section 16 and applicable rules and regulations. The terms of an SAR may include such other conditions and limitations on exercise as the Committee deems desirable.

4.3 EXERCISE OF SARs AND PAYMENT. During any period that SAR is exercisable, it may be exercised by delivering a written notice to FWNC at its principal office by registered or certified mail which specifies the extent to which the SAR is being exercised. Payment to the Participant shall be made as soon as practicable after exercise of the SAR and may be made in cash, in shares of FWNC common stock with an aggregate Fair Market Value on the date of exercise equal to the amount to be paid, or in any combination of cash and such shares as determined by the Committee. Upon exercise of an SAR, the right to exercise the related stock option shall automatically be terminated to the same extent that the SAR was exercised.

4.4 TERMINATION OF SARs. Each SAR shall terminate and not be exercisable after the same date that the related stock option terminates.

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4.5      TRANSFERABILITY. Each SAR granted to a Participant may not be transferred by the Participant except together with the related stock option and except by will or the laws of descent and distribution, and may be exercisable during the Participant's lifetime only by the Participant.

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